Exhibit 99.1

Kraton Polymers LLC and Kraton Polymers Capital Corporation Propose an Offering of $100 Million of Senior Notes Due 2019

HOUSTON, March 15, 2012 - Kraton Polymers LLC and Kraton Polymers Capital Corporation (together, the “Company”), two subsidiaries of Kraton Performance Polymers, Inc. (NYSE: KRA) (together with its subsidiaries including the Company, “Kraton”), a leading global producer of styrenic block copolymers, announced today that it intends to sell, subject to market and other conditions, $100,000,000 aggregate principal amount of senior notes due 2019 (the “additional notes”). The additional notes will constitute a further issuance of, and are fungible with, the $250,000,000 aggregate principal amount of 6.75% Senior Notes due 2019 which were issued on February 11, 2011 through an institutional private placement and subsequently exchanged in full for identical notes (the “existing notes”) on June 13, 2011 through a registered exchange offer under the Securities Act. Upon issuance, the additional notes will form a single series of debt securities with the existing notes.

The Company intends to use the proceeds of this offering for general corporate purposes, which may include funding for capital expenditures or investments, including, among other things, a portion of our proposed new hydrogenated SBC (“HSBC”) manufacturing facility.

This press release does not constitute an offer to sell or solicitation of an offer to purchase with respect to, additional notes or other securities, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

ABOUT KRATON

Kraton Performance Polymers, Inc., through its operating subsidiary Kraton Polymers LLC and its subsidiaries, is a leading global producer of engineered polymers and one of the world’s largest producers of styrenic block copolymers (SBCs), a family of products whose chemistry was pioneered by Kraton almost 50 years ago. Kraton’s polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. The company’s customers are diversified by industry and geography, with more than 800 customers in over 60 countries worldwide, and the company is the only SBC producer with manufacturing and service capabilities on four continents. Kraton manufactures products at five plants globally, including its flagship plant in Belpre, Ohio, the most diversified SBC plant in the world, as well as plants in Germany, France, Brazil and Japan. The plant in Japan is operated by an unconsolidated manufacturing joint venture. For more information on the company, please visit www.kraton.com.

Kraton, the Kraton logo and design, and the “Giving Innovators their Edge” tagline are all trademarks of Kraton Polymers LLC.

Some of the statements in this press release and elsewhere contain forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports on Forms 10-K, 10-Q and 8-K, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this press release and elsewhere. Further description of these risks and uncertainties and other important factors are set forth under the heading “Cautionary Statements Regarding Forward-Looking Information” in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, conditions in the global economy and capital markets, our relationship with service providers and raw materials suppliers and limitations on the availability of raw materials we need to produce our products.

For Further Information:

Investors: H. Gene Shiels 281-504-4886